Exhibit (a)(1)(E)

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POLYCOM, INC.

Welcome to the Polycom, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units website.

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WELCOME TO THE POLYCOM, INC. OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED STOCK UNITS

Polycom has launched a voluntary, one-time stock option exchange offer to allow eligible employees who received certain stock option grants the opportunity to exchange those options for restricted stock units (the “offer”). Only options that have an exercise price greater than $28.94 per share are eligible to be exchanged. This offer currently is scheduled to expire on August 21, 2009, at 9:00 p.m. Pacific Time and restricted stock units are scheduled to be granted on the same U.S. calendar day.

We have prepared a number of resources to help you understand the terms and conditions of the offer. These resources include a launch email from OptionExchange@Polycom.com, dated July 27, 2009, the document titled “Offer to Exchange Certain Outstanding Options for Restricted Stock Units” (referred to as the “Offer to Exchange”) and an election form and withdrawal form, together with their associated instructions. Each of these documents is available by clicking on the tab above labeled “Exchange Info”.

In addition, to help you recall which of your options are eligible for exchange under this offer and to give you the information necessary to make an informed decision, please refer to the grant information available to you on this offer website when you click the “Make an Election” tab. The election form page will list your eligible option grants, the exchange ratio applicable to each eligible option grant, the grant date of your eligible options, the number of shares vested for each of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options and the number of RSUs that would be granted in exchange for each eligible option grant.

You may contact the email address OptionExchangeQuestions@Polycom.com OR call 1-925-924-5727 to submit questions. If you will be submitting paper forms via fax, print the election form (or withdrawal form, as applicable) located under the tab labeled “Exchange Info” and follow the instructions on the form.

To help explain the offer and to answer any questions you may have, employee meetings will be held [DATE, TIME, AND LOCATION]. The meeting and call-in information is as follows: [INFORMATION].

We know that the materials describing the offer may seem voluminous, but it is important that you carefully review these materials so that you can make an informed decision on whether or not to participate in the offer. If you do nothing, you will be making a decision not to participate in the offer and you will retain your current options under their current terms and conditions. If, after reviewing the materials, you still have questions about the offer, please contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

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Key Steps

In order to participate in the offer, please follow these steps:

Please review the following important documents for detailed information on the Polycom, Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units by clicking on the links below:

Offer Documents:

1. Offer to exchange Certain Outstanding Options for Restricted Stock Units

2. Launch email from OptionExchange@Polycom.com, dated July 27, 2009

3. Election Form, together with its associated instructions

4. Withdrawal Form, together with its associated instructions

Other Documents:

1. Frequently Asked Questions

2. Dutch Agreement

3. Employee Presentation (When Available)

Additionally, you can review the forms of RSU agreement by clicking on the links below:

1. Form of US RSU agreement for non-officers

2. Form of US RSU agreement for officers

3. Form of US RSU agreement

4. Form of Canada RSU agreement

5. Form of China RSU agreement

6. Form of Israel RSU agreement and Sub-Plan

7. Form of other non-US location RSU agreement

Click on the MAKE AN ELECTION button below to proceed with your election. You will need to check the appropriate boxes next to each of your Eligible Options on the Election Form page to indicate whether or not you are tendering your Eligible Options for exchange in accordance with the terms of the offer.

After completing the Election Form page, you will be allowed to review the elections you have made with respect to your Eligible Options. If you are satisfied with your elections, you will proceed to the Terms of Election page. Only after you confirm that you have followed the instructions to the election and agree to the Terms of Election will you be directed to the Election Confirmation Statement page.

Please print and retain a copy of your Confirmation Statement for your records. You will also receive an email confirming your election.

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POLYCOM, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

ELECTION FORM

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC TIME, ON AUGUST 21, 2009,

UNLESS THE OFFER IS EXTENDED

Name : Employee ID :

Before submitting this Election Form page, please make sure you have received and read the documents that comprise this offer to exchange certain outstanding options for restricted stock units (the “offer”), including (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”); (2) the launch email from OptionExchange@Polycom.com ; (3) the election form, together with its instructions; and (4) the withdrawal form, together with its instructions. The offer is subject to the terms of these documents as they may be amended. The offer provides eligible employees the opportunity to exchange eligible options for restricted stock units, as set forth in Section 2 of the Offer to Exchange. This offer expires at 9:00 p.m., Pacific Time, on August 21, 2009, unless extended. PLEASE REVIEW THE ELECTION FORM AND FOLLOW THE INSTRUCTIONS ASSOCIATED WITH THIS ELECTION FORM.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you choose to participate in the offer, please select the appropriate boxes below. If you have previously chosen to participate in the offer and would like to withdraw any of your eligible options, please check “No” beside those eligible options below.

Exchange Calculator You can model the value of your alternatives by clicking on the Exchange Calculator button.

Eligible Option Grant Date

Eligible Option Number

Eligible Option Exercise Price per Share

Total Number of Eligible Options

Number of Vested Shares Subject to Eligible Option

Exchange Ratio

Replacement Restricted Stock Units

Elect to Exchange Entire Eligible Option

Yes No

Yes No

Yes No

Totals

Replacement Restricted Stock Units will be granted on the RSU grant date of this offer, currently expected to be August 21, 2009.

The replacement RSUs will vest according to the following vesting schedule, but only if you remain employed with Polycom or its subsidiaries through each relevant vesting date:

Except for Chinese national employees working in China, one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. In order to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date) if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

RSUs granted to Chinese national employees working in China will be scheduled to vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan.

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered to be a taxable event subject to tax withholding. Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due as of the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E of the Offer to Exchange).

My eligible options for which I selected “Yes” above will be cancelled irrevocably on the cancellation date, currently expected to be August 21, 2009.

I understand that this election form will replace any election and any withdrawal I previously submitted.

If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, you must print out the Dutch Agreement, sign and date the Dutch Agreement, and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the properly signed and dated Dutch agreement is received by Polycom by the expiration date.

SUBMIT NO LATER THAN 9:00 P.M., PACIFIC TIME, ON AUGUST 21, 2009 (UNLESS THE OFFER IS EXTENDED).

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POLYCOM, INC.

Election Exchange Review

You have made the following choices with respect to your Eligible Options. This is not a valid election until you click through the Agreement to Terms of Election and receive a Confirmation Statement.

Eligible Option Grant Date Eligible Option Number Eligible Option Exercise Price Per Share Total Number of Eligible Options Number of Vested Shares Subject to Eligible Option Exchange Ratio Replacement Restricted Stock Units Elect to Exchange Entire Eligible Option

Yes No

Yes No

Yes No

Totals

Replacement Restricted Stock Units will be granted on the RSU grant date of this offer, currently expected to be August 21, 2009.

The replacement RSUs will vest according to the following vesting schedule, but only if you remain employed with Polycom or its subsidiaries through each relevant vesting date:

Except for Chinese national employees working in China, one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. In order to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date) if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

RSUs granted to Chinese national employees working in China will be scheduled to vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan.

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered to be a taxable event subject to tax withholding. Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due as of the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E of the Offer to Exchange).

Please note that you may change your election by submitting a new election, according to the procedures described in the instructions, no later than the expiration date, which will be 9:00 p.m., Pacific Time, on August 21, 2009, unless we extend the offer.

Is this information correct? If yes, click PROCEED TO AGREEMENT TO TERMS OF ELECTION to continue. If no, click RETURN TO PREVIOUS SCREEN.

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PROCEED TO AGREEMENT TO TERMS OF ELECTION

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POLYCOM, INC.

TERMS OF ELECTION

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

By electing to exchange my eligible options, I understand and agree to all of the following:

Election Terms & Conditions

1. I agree that my decision to accept or reject the offer with respect to all or some of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer to Exchange.

2. I understand that I may change my election at any time by completing and submitting a new election and/or withdrawal no later than 9:00 p.m. Pacific Time, on August 21, 2009 (unless the offer is extended) and that any election and/or withdrawal submitted and/or received after such time will be void and of no further force and effect.

3. If my employment with Polycom or its subsidiaries terminates before the offer expires, I understand that I will cease to be an eligible employee under the terms of the offer and any election that I have to exchange my eligible options pursuant to the offer will be ineffective. As a result, my eligible options will not be exchanged under the offer and I will not receive RSUs.

4. I agree that decisions with respect to future grants under any Polycom equity compensation plan will be at the sole discretion of Polycom.

5. I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by Polycom, in accordance with the terms set forth in the offer documents, at any time prior to the expiration of the offer; (ii) Polycom may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer that does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

6. I agree that: (i) the value of any RSUs and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract, if any; and (ii) the offer value of any RSUs granted pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

7. Neither my participation in the offer nor this election shall be construed so as to grant me any right to remain in the employ of Polycom or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

8. For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Polycom and its subsidiaries and affiliates. I understand that Polycom and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Polycom, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

9. Regardless of any action that Polycom or a subsidiary or affiliate of Polycom takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the offer (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Polycom and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages, from the proceeds of any stock sales or other cash payment paid to me by Polycom and/or its subsidiaries. Finally, I agree to pay to Polycom or its subsidiary any amount of Applicable Withholdings that Polycom or its subsidiary may be required to withhold as a result of my participation in the offer if Polycom does not satisfy the Applicable Withholding through other means.

10. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this election in English and I agree to be bound accordingly.

11. I acknowledge and agree that none of Polycom or a subsidiary or affiliate of Polycom, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the offer to exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the offer, other than any information contained in the offer documents.

12. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents and this election form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisors before making this election and that I have knowingly accepted or rejected the offer. I agree that any and all decisions or interpretations of Polycom upon any questions relating to the offer and this election will be given the maximum deference permitted by law, although I have all rights accorded to me under applicable law to challenge such decision or interpretation on a court of competent jurisdiction.

13. I agree that the terms of any RSU granted to me pursuant to this offer will be governed by the form of RSU agreement for my country (including any country-specific appendix).

14. I further understand that if I submit my election by facsimile, Polycom intends to send me a confirmation of my election by email at the address I have provided to Polycom below, within 2 U.S. business days after Polycom receives my election. I understand that if I submit my election via the offer website, the Confirmation Statement provided on the offer website at the time I submit my election will provide evidence that I submitted my election and that I should print and keep a copy of such Confirmation Statement for my records. If I have not received a confirmation, I understand that it is my responsibility to ensure that my election has been received no later than 9:00 p.m. Pacific Time, on August 21, 2009. I understand that only responses that are complete, signed (electronically or otherwise), dated and actually received by Polycom by the deadline will be accepted.

Employee Name:

Employee Email:

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I agree that I have read the offer documents, followed the instructions to the election and agree with these terms and conditions.

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POLYCOM, INC.

CONFIRMATION STATEMENT

Name :

Employee ID :

Date :

Your election information has been recorded as follows:

Eligible Option Grant Date

Eligible Option Number

Eligible Option Exercise Price Per Share

Total Number of Eligible Options

Number of Vested Shares Subject to Eligible Option

Exchange Ratio

Replacement Restricted Stock Units

Elect to Exchange Entire Eligible Option

Totals

Replacement Restricted Stock Units will be granted on the RSU grant date of this offer currently expected to be August 21, 2009.

The replacement RSUs will vest according to the following vesting schedule, but only if you remain employed with Polycom or its subsidiaries through each relevant vesting date:

Except for Chinese national employees working in China, one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. In order to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date) if any fractional shares are scheduled to vest, the number of a shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

RSUs granted to Chinese national employees working in China will be scheduled to vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan.

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered to be a taxable event subject to tax withholding. Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due as of the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E of the Offer to Exchange).

If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, you must print out the Dutch Agreement, sign and date the Dutch agreement, and fax it to the Stock Administration Department at 1-925-924-5702. Note that your election to participate in the offer will not be valid unless the property signed and dated Dutch agreement is received by Polycom by the expiration date.

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and keep a copy of the Confirmation Statement for your records. This will serve as the Confirmation Statement in the event our system does not register your election or provide you with an emailed “Confirmation Statement” after you submission. If you do not receive a confirmation email within two (2) business days after your submission, please forward a copy of your printed Confirmation Statement via email to OptionExchangeQuestions@Polycom.com.

Thank you. Your election is complete, if you have any questions, please email OptionExchangeQuestions@Polycom.com or call 1-925-924-5727.

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POLYCOM, INC.

CONFIRMATION STATEMENT

Date

Dear

Employee ID

Your election has been recorded as follows:

Eligible Option Grant Date

Eligible Option Number

Eligible Option Exercise Price Per Share

Total Number of Eligible Options

Number of Vested Shares Subject to Eligible Option

Exchange Ratio

Replacement Restricted Stock Units

Elect to Exchange Entire Eligible Option

Totals

We strongly encourage you to print this page and keep it for your records.

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To change your password, enter your Employee ID, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only.

Enter Employee ID:

Enter Old Password:

Enter New Password:

Re-enter New Password: Update

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If you are an employee in the Netherlands or if you resided in the Netherlands when your eligible options were granted to you, print out the Dutch agreement found under the tab EXCHANGE INFO, sign, date and fax it back to Polycom at the fax number indicated on the offer website. Note that your election to participate will not be valid unless the signed Dutch agreement is received by Polycom by the expiration date.

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Exchange Information

Offer Documents:

Offer to Exchange Certain Outstanding Options for Restricted Stock Units

Launch email from OptionExchange@Polycom.com, dated July 27, 2009

Election Form, together with its associated instructions

Withdrawal Form, together with its associated instructions

Other Documents:

Frequently Asked Questions

Dutch Agreement

Employee Presentation (When Available)

RSU Agreements:

Form of US RSU agreement for non-officers

Form of US RSU agreement for officers

-

Form of UK RSU agreement

Form of Canada RSU agreement

Form of China RSU agreement

Form of Israel RSU agreement and Sub-Plan

Form of other non-US location RSU agreement

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POLYCOM, INC.

CONTACT INFORMATION

To contact Polycom for general questions concerning this offer, please contact:

Stock Administration Department

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Phone: 1-925-924-5727

Email: OptionExchangeQuestions@Polycom.com

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Option Exchange

Exchange Calculator

At What Stock Price Does the Value of My Eligible Option = the Value of the RSUs?

Step 1: Enter Exercise Price of Eligible Option

Step 2: Enter Number of Shares in Eligible Option

Step 3: Enter Exchange Ratio of Eligible Option

Press to Calculate Breakeven Calculate

RSU Shares *

Breakeven

* Please note there may be slight differences in this calculated number of RSU shares due to rounding.

The breakeven price is the price at which the value of the options exchanged is equal to the value of the RSUs to be granted. Any price greater than the breakeven price would result in the options being more valuable than the RSUs received after the exchange.

What is the Value of My Eligible Options and New RSUs at Other Stock Prices?

Step 3: Enter Hypothetical Stock Price to Calculate Values

Press to Calculate Values Calculate

Value of Eligible Option Shares at Price Entered in Step 3

Value of New RSU Shares at Price Entered in Step 3

This Exchange Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange options. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Exchange Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Exchange Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed price you enter, you will be able to profit from the RSU only if it actually vests. In addition, this Exchange Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result.

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